EX-99.77.D - Policies with respect to security investments
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Effective June 24, 2009, the Goldman Sachs Commodity Strategy
Fund the Commodity Strategy Fund may invest up to 25% of its total assets in shares of a wholly owned subsidiary organized as a company under the laws of the Cayman Islands the Subsidiary.

The policies of the Goldman Sachs Commodity Strategy Fund with respect to investments in the Subsidiary are described in Post-Effective Amendment No. 221 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2009 (Accession No. 0000950123-09-007607).